Exhibit 99.1

Stereotaxis Reports 2023 First Quarter Financial Results

ST. LOUIS, May 9, 2023 (GLOBE NEWSWIRE) – Stereotaxis (NYSE: STXS), a pioneer and global leader in surgical robotics for minimally invasive endovascular intervention, today reported financial results for the first quarter ended March 31, 2023.

“Stereotaxis continues to make significant progress on its robust innovation strategy. We have responded to all outstanding regulatory questions for CE Mark review of the MAGiC catheter and completed the preclinical studies required for an IDE submission to the FDA,” said David Fischel, Chairman and CEO. “We remain on track for multiple key regulatory and commercial milestones this year as we advance a new foundational product ecosystem that makes our robotic technology broadly accessible and impactful across endovascular surgery.”

“Commercial results in the first quarter were essentially identical to the previous year, excluding previously received royalty payments. Since our last earnings call, we have received orders for two Genesis systems. A healthy system pipeline and positive feedback from Genesis users continues to support our expectation of annual double-digit revenue growth and an increase in system orders.”

“We look forward to the upcoming Heart Rhythm Society annual meeting on May 19-21 and sharing meaningful updates on our innovation strategy at the conference.”

2023 First Quarter Financial Results

Revenue for the first quarter of 2023 totaled $6.5 million compared to $7.0 million in the prior year first quarter.

Revenue in these quarters were equivalent excluding catheter royalties received in the prior year. System revenue for the first quarter was $1.8 million and recurring revenue was $4.7 million, compared to $1.6 million and $5.4 million in the prior year first quarter, respectively.

Gross margin for the first quarter of 2023 was 59% of revenue. Recurring revenue gross margin was 79% and system gross margin was 7%. System gross margin continues to reflect significant allocation of overhead expenses over low manufacturing volumes. Operating expenses in the first quarter of $9.5 million include $2.6 million in non-cash stock compensation expense. Excluding non-cash stock compensation expense, adjusted operating expenses in the current quarter were $6.9 million compared to $6.5 million for adjusted operating expenses in the prior year first quarter reflecting increased spending in research and development.

Operating loss and net loss for the first quarter of 2023 were ($5.6) million and ($5.3) million, respectively, compared to ($4.1) million for both in the previous year. Adjusted operating loss and adjusted net loss for the quarter, excluding non-cash stock compensation expense, were ($3.0) million and ($2.7) million, respectively, compared to ($1.6) million for both in the previous year. Negative free cash flow for the first quarter was ($3.2) million.

Cash Balance and Liquidity

At March 31, 2023, Stereotaxis had cash and cash equivalents, including restricted cash, and investments of $26.8 million and no debt.

Forward Looking Expectations

Stereotaxis reiterates its expectation of double-digit revenue growth in 2023 driven by revenue recognition of system backlog and new system orders. System orders are expected to increase compared to 2022, supporting sustained growth expectations. Accelerating revenue growth in subsequent years is expected to be supported by new technology launches.

Stereotaxis expects to end the year with $22-24 million in cash and no debt. This balance sheet allows it to advance its transformative product ecosystem to market, fund its commercialization, and reach profitability without the need for additional financing.

Conference Call and Webcast

Stereotaxis will host a conference call and webcast today, May 9, 2023, at 10:00 a.m. Eastern Time. To access the conference call, dial 1-800-715-9871 (US and Canada) or 1-646-307-1963 (International) and give the participant pass code 8054202. Participants are asked to call 5-10 minutes prior to the start time. To access the live and replay webcast, please visit the investor relations section of the Stereotaxis website at https://ir.stereotaxis.com/.

About Stereotaxis

Stereotaxis (NYSE: STXS) is a pioneer and global leader in innovative surgical robotics for minimally invasive endovascular intervention. Its mission is the discovery, development and delivery of robotic systems, instruments, and information solutions for the interventional laboratory. These innovations help physicians provide unsurpassed patient care with robotic precision and safety, expand access to minimally invasive therapy, and enhance the productivity, connectivity, and intelligence in the operating room. Stereotaxis technology has been used to treat over 100,000 patients across the United States, Europe, Asia, and elsewhere. For more information, please visit www.Stereotaxis.com.

This press release includes statements that may constitute “forward-looking” statements, usually containing the words “believe”, “estimate”, “project”, “expect” or similar expressions. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially. Factors that would cause or contribute to such differences include, but are not limited to, the Company’s ability to manage expenses at sustainable levels, acceptance of the Company’s products in the marketplace, the effect of global economic conditions on the ability and willingness of customers to purchase its technology, competitive factors, changes resulting from healthcare policy, dependence upon third-party vendors, timing of regulatory approvals, the impact of pandemics or other disasters, and other risks discussed in the Company’s periodic and other filings with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release. There can be no assurance that the Company will recognize revenue related to its purchase orders and other commitments because some of these purchase orders and other commitments are subject to contingencies that are outside of the Company’s control and may be revised, modified, delayed, or canceled.

Company Contacts:

David L. Fischel

Chairman and Chief Executive Officer

Kimberly R. Peery

Chief Financial Officer

314-678-6100

Investors@Stereotaxis.com

STEREOTAXIS, INC.

STATEMENTS OF OPERATIONS

(Unaudited)

(in thousands, except share and per share amounts)	Three Months Ended March 31,
	2023	2022

Revenue:
Systems	$1,821	$1,634
Disposables, service and accessories	4,727	5,403
Total revenue	6,548	7,037

Cost of revenue:
Systems	1,697	1,292
Disposables, service and accessories	975	821
Total cost of revenue	2,672	2,113

Gross margin	3,876	4,924

Operating expenses:
Research and development	2,746	2,447
Sales and marketing	3,148	2,946
General and administrative	3,601	3,620
Total operating expenses	9,495	9,013
Operating loss	(5,619)	(4,089)

Interest income, net	272	3
Net loss	$(5,347)	$(4,086)
Cumulative dividend on convertible preferred stock	(331)	(331)
Net loss attributable to common stockholders	$(5,678)	$(4,417)

Net loss per share attributable to common stockholders:
Basic	$(0.07)	$(0.06)
		-
Diluted	$(0.07)	$(0.06)

Weighted average number of common shares and equivalents:
Basic	76,500,965	75,877,391

Diluted	76,500,965	75,877,391

STEREOTAXIS, INC.

BALANCE SHEETS

(in thousands, except share amounts)	March 31, 2023	December 31, 2022
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$5,623	$8,586
Restricted cash - current	525	525
Short-term investments	20,041	19,844
Accounts receivable, net of allowance of $341 and $235 at 2023 and 2022, respectively	4,874	5,090
Inventories, net	8,510	7,876
Prepaid expenses and other current assets	1,332	1,325
Total current assets	40,905	43,246
Property and equipment, net	3,722	3,831
Restricted cash	612	744
Operating lease right-of-use assets	5,288	5,384
Prepaid and other non-current assets	184	208
Total assets	$50,711	$53,413

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$3,535	$3,270
Accrued liabilities	2,804	3,306
Deferred revenue	7,545	7,342
Current portion of operating lease liabilities	385	373
Total current liabilities	14,269	14,291
Long-term deferred revenue	1,711	1,654
Operating lease liabilities	5,387	5,488
Other liabilities	51	51
Total liabilities	21,418	21,484

Series A - Convertible preferred stock:
Convertible preferred stock, Series A, par value $0.001; 22,383 shares outstanding at 2023 and 2022	5,583	5,583
Stockholders’ equity:
Convertible preferred stock, Series B, par value $0.001; 10,000,000 shares authorized, 5,610,121 shares outstanding at 2023 and 2022	6	6
Common stock, par value $0.001; 300,000,000 shares authorized, 75,059,499 and 74,874,459 shares issued at 2023 and 2022, respectively	75	75
Additional paid-in capital	546,149	543,438
Treasury stock, 4,015 shares at 2023 and 2022	(206)	(206)
Accumulated deficit	(522,314)	(516,967)
Total stockholders’ equity	23,710	26,346
Total liabilities and stockholders’ equity	$50,711	$53,413